UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2021

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of a New Director

On April 13, 2021, the board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare” or the “Company”) appointed Jonathan A. Carnella to serve as an independent member of the Board, including on its audit committee and special committee, effective immediately. Concurrently with Mr. Carnella’s appointment, the size of the Board was increased to six (6) directors.

Mr. Carnella, age 57, has served as a member of the board of DCMS Holdings Inc. and Verve Equity Corporation, Canadian companies that comprise the business of Diversicare Canada, a group of privately-held entities that own and operate approximately 35 seniors housing residences in Canada under the Verve Senior Living brand, since 2013. From May 2013 through December 2020, Mr. Carnella served as President and Chief Executive Officer of Diversicare Canada. From 2011 to 2013, Mr. Carnella served as President, Chief Executive Officer and a Director of Royal Host Inc., a Toronto Stock Exchange listed hotel owning company. Prior to joining Royal Host, Mr. Carnella served as Executive Vice President and Chief Financial Officer of Fairmont Raffles Hotels International and prior to that he served as Senior Vice President and Treasurer of Host Hotels and Resorts. Mr. Carnella began his career as an investment banker with Lazard and later worked for NatWest Markets, the investment banking division of National Westminster Bank. Mr. Carnella is a member of the Cornell Council. He holds an undergraduate degree from Cornell University and a Masters in Business Administration from The Wharton School, University of Pennsylvania.

In accordance with the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed on April 15, 2021 with the Securities and Exchange Commission, Mr. Carnella’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of his service on the Board.

There are no arrangements or understandings between Mr. Carnella and any other person pursuant to which Mr. Carnella was appointed as a director. Mr. Carnella is also not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Departure of a Director

In addition, on April 12, 2021, Jack F. Smith, Jr. provided notice to NorthStar Healthcare of his decision not to stand for re-election to the Board and to retire at the end of his current term. Mr. J. Smith’s decision was not a result of any disagreement with NorthStar Healthcare on any matter relating to its operations, polices or practices.

Resignation and Appointment of Chief Financial Officer and Treasurer

On April 13, 2021, Frank V. Saracino resigned as Chief Financial Officer and Treasurer of NorthStar Healthcare, effective immediately. Mr. Saracino, who also serves as Chief Financial Officer of Colony Credit Real Estate, Inc. (“CLNC”), another company currently managed by Colony Capital, Inc., NorthStar Healthcare’s sponsor (“Sponsor”), since January 2021 has resigned to focus exclusively on CLNC.

Following Mr. Saracino’s resignation, on April 13, 2021, the Board appointed Neale W. Redington as NorthStar Healthcare’s Chief Financial Officer and Treasurer, effective immediately. Mr. Redington, age 54, is also Managing Director and Chief Financial Officer—Non-Digital of the Sponsor. Prior to this role, Mr. Redington served as Chief Accounting Officer of the Sponsor from 2008 to December 2020, and Chief Financial Officer and Treasurer of CLNC from November 2018 to December 2020, having previously served as its Chief Accounting Officer since January 2018. Prior to joining the Sponsor’s business in 2008, Mr. Redington was an audit partner in the real estate and hospitality practice of Deloitte & Touche LLP. During his twenty years with Deloitte, Mr. Redington worked in both London and Los Angeles. Mr. Redington, a Certified Public Accountant (license inactive) and a Chartered Accountant in England & Wales, received a Bachelor of Commerce in Accounting degree with Honors in 1987 from the University of Birmingham in England.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: April 15, 2021	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary
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